EXHIBIT 21.01

CADENCE DESIGN SYSTEMS, INC.
SUBSIDIARIES OF THE REGISTRANT

     The Registrant's subsidiaries and the state or country in which each is incorporated or organized are as follows:

Altos Design Automation, Inc.	Delaware, U.S.A.
Azuro (UK) Ltd.	United Kingdom
Azuro, Inc.	Delaware, U.S.A.
Beijing Cadence Electronics Technology Company Limited	People’s Republic of China
C2 Design Automation (d/b/a Forte Design Systems)	California, U.S.A.
Cadence China Ltd.	Hong Kong
Cadence Design (Israel) II Ltd.	Israel
Cadence Design Foundry UK Ltd.	United Kingdom
Cadence Design Systems I B.V.	The Netherlands
Cadence Design Systems Limited	United Kingdom
Cadence Design Systems (Canada) Ltd.	Canada
Cadence Design Systems (Cyprus) Ltd.	Cyprus
Cadence Design Systems (India) Private Limited	India
Cadence Design Systems (Ireland) Limited	Ireland
Cadence Design Systems (Israel) Ltd.	Israel
Cadence Design Systems (Japan) B.V.	The Netherlands
Cadence Design Systems (S) Pte Ltd.	Singapore
Cadence Design Systems (Taiwan) B.V.	The Netherlands
Cadence Design Systems AB	Sweden
Cadence Design Systems Asia Ltd.	Hong Kong
Cadence Design Systems B.V.	The Netherlands
Cadence Design Systems GmbH	Germany
Cadence Design Systems Kft.	Hungary
Cadence Design Systems Leasing, Inc.	Delaware, U.S.A.
Cadence Design Systems LLC	Russia
Cadence Design Systems Management (Shanghai) Ltd.	People’s Republic of China
Cadence Design Systems S.A.S.	France
Cadence Design Systems S.r.l.	Italy
Cadence Group	Ireland
Cadence International (Cyprus) Ltd.	Cyprus
Cadence International Ltd.	Ireland
Cadence International Sales Corporation	U.S. Virgin Islands
Cadence Korea Ltd.	Korea
Cadence Netherlands B.V.	The Netherlands
Cadence Receivables Credit YK	Japan
Cadence Taiwan, Inc.	Taiwan
Cadence Technology Ltd.	Ireland
Castlewilder	Ireland
Castlewilder Global	Ireland
Chip Estimate Corporation	Delaware, U.S.A.
Cosmic Circuits Private Limited	India
Daffodil Acquisition II, Inc.	Delaware, U.S.A.
Denali Design Systems Private Ltd.	India
Denali Software Kabushiki Kaisha	Japan

Denali Software, Inc.	California, U.S.A.
Forte Design Systems Limited	United Kingdom
Forte Design Systems, K.K.	Japan
Gardenia MJM II	Mauritius
Quickturn Design Systems, Inc.	Delaware, U.S.A.
Shanghai Cadence Electronics Technology Co., Ltd.	People’s Republic of China
Sigrity Software (Shanghai) Co., Ltd.	China
Sigrity, Inc.	California, U.S.A.
Symbionics Group Limited	United Kingdom
Tality Canada Corporation	Canada
Taray, Inc.	California, U.S.A.
Telos Venture Partners III LP	Delaware, U.S.A.
Tensilica K.K.	Japan
Tensilica Limited	United Kingdom
Tensilica Technologies India Private Limited	India
Tensilica, LLC	Delaware, U.S.A.
Tundra Holdings, Inc.	Delaware, U.S.A.
TVP I LLC	Delaware, U.S.A.
TVP II LLC	Delaware, U.S.A.
TVP III LLC	Delaware, U.S.A.